EXHIBIT 23.6

                                     CONSENT

        In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-1 as a person who is about to become a director of OEI International, Inc.

April 15, 1998

                                                   /s/ C. ROLAND HADEN
                                                   C. Roland Haden

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